UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Williams Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT DATED MARCH 18, 2026, FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2026.

This Supplement provides updated information regarding the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of The Williams Companies, Inc. (“Williams”) to be held on Tuesday, April 28, 2026.

On March 18, 2026, Williams commenced distributing to its stockholders the Notice of the 2026 Annual Meeting of Stockholders and Definitive Proxy Statement for the Annual Meeting and the Notice of Internet Availability of the Proxy Materials. This Supplement, which describes a recent change in the director nominees, should be read in conjunction with these documents.

Withdrawal of Alan S. Armstrong as Director Candidate

Proposal 1: Elect 11 Director Nominees for a one-year term (“Proposal 1”) is hereby amended to remove Mr. Armstrong as a director candidate nominated to serve on the Company’s Board of Directors (the “Board”). Mr. Armstrong informed the Company that, effective March 23, 2026, he was resigning from the Board. Mr. Armstrong has been appointed by Oklahoma Governor Kevin Stitt, and on March 24, 2026, Mr. Armstrong was sworn-in as a United States Senator representing the State of Oklahoma. This United States Senate seat was formerly held by former United States Senator Markwayne Mullin who President Donald J. Trump appointed, and the United States Senate has confirmed, to serve as Secretary of the United States’ Department of Homeland Security. Therefore, any votes cast in respect of Mr. Armstrong for Proposal 1 will not be tabulated or reported.

Mr. Armstrong was Executive Board Chair and a member of the Board’s Environmental, Health and Safety Committee.

Following Mr. Armstrong’s departure, Stephen W. Bergstrom, Independent Lead Director, and former Chairman of the Board, was elected by the Board to again be the Nonexecutive Board Chair, and assuming stockholders elect all nominees to the Board except Mr. Armstrong, the Board’s size will decrease from 11 to 10 directors.

Voting Matters

Notwithstanding the Amendment of Proposal 1, the proxy card and voting instruction forms distributed or presented online with the Proxy Statement remain valid, and Williams will not distribute new voting instructions or proxy cards. None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instruction forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction form.

If you have already returned your proxy card or voting instruction form, you do not need to take any action unless you wish to change your vote. If you have not yet returned your proxy card or voting instruction form, please complete the proxy card or voting instruction form, disregarding Mr. Armstrong’s candidacy for election to the Company’s Board.

Information on how to vote your shares, or change or revoke your prior vote or voting instruction, is available in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Robert E. Riley Jr.

Vice President and Assistant General Counsel – Corporate Secretary

March 26, 2026.